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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 10, 2003


                          Citizens Banking Corporation
             (Exact name of registrant as specified in its charter)


                                    Michigan
                 (State or other jurisdiction of incorporation)


          000-10535                                   38-2378932

   (Commission File Number)                 (IRS Employer Identification No.)

                 328 South Saginaw Street, Flint, Michigan 48502
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (810) 766-7500

                                 Not Applicable
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Prior to the end of the third quarter of 2003, Citizens Banking Corporation (the "Corporation") intends to raise up to $50 million dollars through one or more trust preferred pool transactions. If the transactions are completed, the proceeds will be used for general corporate purposes. The securities issued in the transactions, which would be classified as subordinated long-term debt on the Corporation's balance sheet, would not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

         This notice does not and will not constitute an offer to sell or the solicitation of an offer to buy the securities described in this Item 5. This notice is being filed pursuant to and in accordance with Rule 135c under the Securities Act of 1933.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 10, 2003                           CITIZENS BANKING CORPORATION


                                        /s/ Thomas W. Gallagher
                                        --------------------------------------
                                        By: Thomas W. Gallagher
                                        Its: General Counsel and Secretary






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